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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each of the twelve Registration Statements of Mattel, Inc. on Form S-8 (No. 33-14717, No. 33-51454, No. 33-34920, No. 33-57082, No. 33-62185, No. 333-01061, No. 333-03385, No. 333-
47459, No. 333-47641, No. 333-67493, No. 333-75145, and No. 333-79099), in the
Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-68017) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-71587) of our report dated March 26, 1999 relating to the financial statements and financial statement schedule of The Learning Company, Inc., which appears in The Learning Company, Inc.'s 1998 Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
May 26, 1999